UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2015

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 17, 2015,  Sunstone Hotel Investors, Inc. (the “Company”) issued a press release regarding its financial results for the fourth quarter and full year ended December 31, 2014. The press release referred to a supplemental information package that is available on the Company’s website, free of charge, at www.sunstonehotels.com. A copy of the press release and the supplemental information package are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases

On February 13, 2015, the Board of Directors of the Company approved base salary adjustments for its President and Chief Executive Officer and other named executive officers that will be included in the Company’s proxy statement for its 2015 annual meeting, effective as of January 1, 2015, as follows:

Named Executive Officers & Title	New Base Salary
John V. Arabia, President and Chief Executive Officer	$700,000
Bryan A. Giglia, Senior Vice President – Chief Financial Officer	$420,000
Marc A. Hoffman, Executive Vice President – Chief Operating Officer	$510,000
Robert C. Springer, Senior Vice President – Chief Investment Officer	$385,000

Bonus Potential

On February 13, 2015, the Board of Directors of the Company approved adjustments to the potential annual cash and equity performance awards for each of Messrs. Arabia, Giglia, Hoffman and Springer.

Mr. Arabia will be eligible to receive (i) an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 100% of base salary, a target level equal to 150% of base salary, a high level equal to 225% of base salary and a superior level equal to 275% of base salary; provided, however, that no minimum bonus is guaranteed and any bonus may equal zero in any given year; and (ii) an annual equity award with a threshold level equal to 150% of base salary, a target level equal to 275% of base salary, a high level equal to 325% of base salary and a superior level equal to 425% of base salary; provided, however, that no minimum equity award is guaranteed and any award may equal zero in any given year.

Mr. Giglia will be eligible to receive (i) an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 60% of base salary, a target level equal to 80% of base salary, a high level equal to 125% of base salary and a superior level equal to 150% of base salary; provided, however, that no minimum bonus is guaranteed and any bonus may equal zero in any given year; and

(ii) an annual equity award with a threshold level equal to 120% of base salary, a target level equal to 175% of base salary, a high level equal to 200% of base salary and a superior level equal to 250% of base salary; provided, however, that no minimum equity award is guaranteed and any award may equal zero in any given year.

Mr. Hoffman will be eligible to receive (i) an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 75% of base salary, a target level equal to 100% of base salary, a high level equal to 150% of base salary and a superior level equal to 175% of base salary; provided, however, that no minimum bonus is guaranteed and any bonus may equal zero in any given year; and (ii) an annual equity award with a threshold level equal to 150% of base salary, a target level equal to 200% of base salary, a high level equal to 250% of base salary and a superior level equal to 300% of base salary; provided, however, that no minimum equity award is guaranteed and any award may equal zero in any given year.

Mr. Springer will be eligible to receive (i) an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 60% of base salary, a target level equal to 80% of base salary, a high level equal to 125% of base salary and a superior level equal to 150% of base salary; provided, however, that no minimum bonus is guaranteed and any bonus may equal zero in any given year; and (ii) an annual equity award with a threshold level equal to 120% of base salary, a target level equal to 175% of base salary, a high level equal to 200% of base salary and a superior level equal to 250% of base salary; provided, however, that no minimum equity award is guaranteed and any award may equal zero in any given year.

Change in Control Benefits

Mr. Giglia has a change in control agreement with the Company, dated as of March 5, 2012, which contains provisions for payments upon a termination of Mr. Giglia’s employment in connection with a change in control of the Company. On February 13, 2015, the Board of Directors of the Company approved an amendment to the change in control agreement between the Company and Mr. Giglia. If a change in control occurs during Mr. Giglia’s employment with the Company, and Mr. Giglia’s employment is terminated by the Company (or its successor, as the case may be) without cause or by Mr. Giglia for good reason, in each case within twelve months after the effective date of the change in control, then Mr. Giglia shall be entitled to the following payments and benefits after delivery to the Company of an executed general release of claims: (i) Mr. Giglia shall be paid, in two lump sum payments: (A) earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination and any annual cash bonus for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid, and (B) a severance amount equal to two (2) times the sum of (x) the base salary in effect on the date of termination (without giving effect to any reduction that would constitute good reason) plus (y) the bonus severance amount in effect on the date of termination. The bonus severance amount shall equal the lesser of Mr. Giglia’s target annual cash bonus for the year in which the date of termination takes place or the actual annual cash bonus that Mr. Giglia earned in the calendar year prior to the year in which the date of termination occurs; (ii) for a period of 18 months following the termination date, the Company shall, at the Company’s sole expense, continue to provide Mr. Giglia and his eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Mr. Giglia’s employment had not been terminated (or at the Company’s election, pay the applicable COBRA premium for such coverage); (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Mr. Giglia any vested benefits and other amounts or benefits required to be paid or provided or which he is eligible to receive as of the termination date under any plan, program, policy or practice or contract or agreement of the Company and its affiliates; and (iv) after delivery to the Company of an executed general release of claims, all outstanding stock options, restricted stock units and other equity awards granted to Mr. Giglia under any of the Company’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full.

A copy of the amendment to the Company’s change in control agreement with Mr. Giglia is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Change in Control Agreement dated February 13, 2015, between Sunstone Hotel Investors, Inc. and Bryan A. Giglia.
99.1	Press Release, dated February 17, 2015.
99.2	Supplemental information package for the fourth quarter and full year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 17, 2015	By:	/s/ Bryan A. Giglia
Bryan A. Giglia (Principal Financial Officer and Duly Authorized Officer)